Exhibit 10.3

STOCK ESCROW AGREEMENT

This STOCK ESCROW AGREEMENT, dated as of                                     , 2006 (the “Agreement”) is entered into by and among Dekania Corp., a Delaware corporation (“Company”), the undersigned parties listed as Initial Stockholders on the signature page hereto (collectively, the “Initial Stockholders”) and American Stock Transfer & Trust Company, a New York corporation (“Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated                                 , 2006 (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Maxim Group LLC (“Maxim”), acting as representatives of the several underwriters (collectively, with Merrill Lynch and Maxim, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 9,700,000 units (not including the underwriters’ over-allotment option) (the “Units”) of the Company, with each Unit consisting of one share of the Company’s common stock, par value $.0001 per share (the “Common Stock”), and one warrant (“Warrant”), with each Warrant being exercisable to purchase one share of Common Stock, all as more fully described in the Company’s final prospectus, dated                                 , 2006 (“Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-134776) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended, declared effective on                         , 2006 (the “Effective Date”);

WHEREAS, the Initial Stockholders have agreed as a condition of the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public to deposit all of their shares of Common Stock of the Company, as set forth opposite their respective names in Exhibit A attached hereto (collectively, the “Escrow Shares”), in escrow as hereinafter provided; and

WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing, of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, each Initial Stockholder and the Escrow Agent hereby agree as follows:

1. Appointment of Escrow Agent. The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Shares. On or before the Effective Date, each of the Initial Stockholders have delivered to the Escrow Agent certificates representing such Initial Stockholder’s Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Stockholder acknowledges that the certificate representing such Initial

Stockholder’s Escrow Shares is legended to reflect the deposit of such Escrow Shares under this Agreement, it being agreed that such legends shall be removed upon the disbursement of the Escrow Shares as described in Section 3 below.

3. Disbursement of the Escrow Shares. The Escrow Agent shall hold the Escrow Shares until the third anniversary of the Effective Date (“Escrow Period”), on which date it shall, upon written instructions from each Initial Stockholder, disburse each of the Initial Stockholder’s Escrow Shares to such Initial Stockholder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Shares; and, provided further, that if, after the Company consummates a Business Combination (as such term is defined in the Registration Statement), it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders, or the stockholders of the surviving entity, having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon consummation of such transaction, release the Escrow Shares to the Initial Stockholders so that they can similarly participate. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares in accordance with this Section 3.

4. Rights of Initial Stockholders in Escrow Shares.

4.1 Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Stockholders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

4.2 Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Initial Stockholders, but all dividends or other distributions made by the Company during the Escrow Period payable in shares of Common Stock, or until the business combination (as defined in the Registration Statement), other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Shares except: (i) by gift to a member of an individual Initial Stockholder’s immediate family or to a trust or other entity, the beneficiary of which is an Initial Stockholder or a member of an Initial Stockholder’s immediate family, (ii) to any Individual Stockholder’s spouse pursuant to judicially sanctioned domestic relations order or agreement or (iii) by virtue of the laws of descent and distribution upon death of an individual Initial Stockholder; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Stockholder transferring the Escrow Shares. During the Escrow Period, the Initial Stockholders shall not pledge or grant a security interest in the Escrow Shares or grant a security interest in their rights under this Agreement.

4.4 Insider Letters. Each of the Initial Stockholders has executed a letter agreement with Merrill Lynch, Maxim and the Company, dated as of the Effective Date, and which is filed as an exhibit to the Registration Statement, regarding the rights and obligations of such Initial Stockholders in certain events described therein, including, without limitation, upon the liquidation of the Company (such letter agreement, the “Insider Letter”).

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit B hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Shares held hereunder to a successor escrow agent appointed by the Company, which appointment shall be subject to the prior written approval of Merrill Lynch and Maxim, such approval not to be unreasonably withheld, conditioned or delayed. Any successor escrow agent appointed by the Company shall be a nationally recognized stock transfer agent or commercial bank. If Merrill Lynch and Maxim have not approved or notified the Company of their disapproval of such qualified successor escrow agent (stating the reasons for such disapproval) within 30 days of written notification from the Company of its appointment of such successor escrow agent, the Company’s appointment of such successor escrow agent shall be deemed approved by Merrill Lynch and Maxim. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with a State or Federal court located in New York County, New York.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly; provided, however, that such resignation shall become effective only upon the appointment by a successor escrow agent as provided for in Section 5.5.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York located in New York County or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2 Third Party Beneficiaries. Each of the Initial Stockholders hereby expressly acknowledges and agrees that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified, amended or changed without the prior written consent of Merrill Lynch and Maxim.

6.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.

6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid or via facsimile, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, or if sent via facsimile, the next business day after transmission of the facsimile, as follows:

If to the Company, to:

Dekania Corp.

2929 Arch Street, Suite 1703

Philadelphia, Pennsylvania 19104

Attn: Thomas H. Friedberg

Fax No.: (215) 701-9555

If to a Stockholder, to his address set forth in Exhibit A.

and if to the Escrow Agent, to:

American Stock Transfer & Trust Company

59 Maiden Lane, Plaza Level

New York, New York 10038

Attn: Herbert Lemmer

Fax No.: (718) 331-1852

A copy of any notice sent hereunder shall be sent to:

Ellenoff Grossman & Schole LLP

370 Lexington Avenue, 19th Floor

New York, New York 10017

Attn: Douglas S. Ellenoff, Esq.

Fax: (212) 370-7889

and

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attn: Jack I. Kantrowitz, Esq.

Fax: (212) 839-5599

and

Ledgewood, P.C.

1900 Market Street, Suite 750

Philadelphia, Pennsylvania 19103

Attn: J. Baur Whittlesey, Esq.

Fax: (215) 735-2513

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center, 25th Floor

New York, NY 10080

Attn: Kerry Cannella

Fax: (212) 449-3151

and

Maxim Group LLC

405 Lexington Avenue

New York, New York 10174

Attn: Clifford A. Teller, Director of Investment Banking

Fax: (212) 895-3783

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7 Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

6.8 Counterparts. This Agreement may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Stock Escrow Agreement has been duly executed by the parties hereto as of the day and year first above written.

DEKANIA CORP.

By:
Name: Title:

Daniel G. Cohen, as Initial Stockholder

Thomas H. Friedberg, as Initial Stockholder

Paul Vernhes, as Initial Stockholder

David Nathaniel, as Initial Stockholder

Christopher Ricciardi, as Initial Stockholder

COHEN BROS. ACQUISITIONS, LLC, as Initial Stockholder

By: Cohen Brothers, LLC, its sole member

By:
Name: Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:
Name: Title:

EXHIBIT A

Name and Address of Initial Stockholder	Number of Shares	Stock Certificate Number
Daniel G. Cohen c/o Dekania Crop. 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania 19104	165,833

Thomas H. Friedberg c/o Dekania Crop. 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania 19104	248,750

Paul Vernhes c/o Dekania Crop. 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania 19104	207,292

David Nathaniel c/o Dekania Crop. 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania 19104	207,292

Christopher Ricciardi c/o Dekania Crop. 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania 19104	150,000

Cohen Bros. Acquisitions, LLC 2929 Arch Street, Seventeenth Floor Philadelphia, Pennsylvania 19104	1,658,333

EXHIBIT B

Escrow Agent Fees

$                         annually for acting agent escrow fee.

Initial acceptance fee and first year agent fee to be paid at closing.